SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 1995


                           Imo Industries Inc.
        (Exact name of registrant as specified in its charter)


        Delaware                    1-9294             21-0733751
(State or other jurisdiction     (Commission       (I.R.S. Employer
    of incorporation)            File Number)     Identification No.)


    1009 Lenox Drive, Building Four West
        Lawrenceville, New Jersey                       08648
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code      609-896-7600


                            Not Applicable
           (Former name or address if changed since last report)






















                             IMO INDUSTRIES INC.

                            Form 8-K Current Report

Item 2.  Disposition of Assets.

On January 17, 1995, the Registrant completed the sale of its Delaval Turbine and TurboCare divisions, which comprise substantially all of the Registrant's Turbomachinery business segment, and its 50% interest in Delaval-Stork, a Dutch joint venture, to Mannesmann Capital Corporation, a subsidiary of Mannesmann Demag of Dusseldorf, Germany, for $124 million in cash. Of this amount, $109 million was received at closing, with the remainder earning interest to the Registrant and to be received at specified future contract dates. A portion of the proceeds have been used by the Registrant to pay off its domestic senior debt and the excess has been invested in short term investments. The transaction, which will be reflected in the Registrant's financial statements in the first quarter of 1995, will result in an estimated gain of approximately $40 million after-tax.

Also reflected in the pro forma adjustments are the effects of the January 3, 1995 sale of the Baird Analytical Instruments division to Thermo Instrument Systems Inc., a subsidiary of Thermo Electron Corporation, for $12.3 million in cash, which was used to reduce its domestic senior debt. The loss was previously recognized in connection with the net realizable value adjustment on the entire Electro-Optical Systems business recorded in 1993.

The purchase prices were determined on the basis of arms length negotiations between the parties.

The Registrant's press releases announcing such information are filed herewith as exhibits.


Item 7.   Financial Statements, Pro Forma Information and Exhibits.

(b)   Pro Forma Financial Information:

      IMO INDUSTRIES INC. AND SUBSIDIARIES PRO FORMA CONDENSED
      CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The consolidated balance sheet as of September 30, 1994 and the consolidated statement of income for the nine month period then ended, as presented in the Registrant's Form 10-Q filed with the Commission on November 14, 1994, reflected both the Electro-Optical Business and the Turbomachinery Business segments as discontinued operations in accordance with Accounting Principles Board Opinion No. 30 and, are incorporated herein by reference.

The following pro forma condensed consolidated statement of income for the year ended December 31, 1993 gives effect to the sale of the Registrant's Delaval Turbine and TurboCare divisions and its 50% interest in Delaval Stork. The consolidated income statement for the year ended December 31, 1993 as filed by the Registrant on Form 10-K on March 31, 1994 fully reflected the discontinuance of the Company's Electro-Optical Systems Business segment of which the Registrant's Baird Analytical Instruments division was a part. The adjustments to the pro forma condensed consolidated income statements assume that both transactions were consummated prior to January 1, 1993. The closing of the last transaction occurred on January 17, 1995.

These pro forma statements are not necessarily indicative of the results that actually would have occurred if the sale had been in effect as of and for the periods presented or that may be achieved in the future.






Imo Industries Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
For the Twelve Months Ended December 31, 1993
(Amounts In thousands, except per share data)

                                     Imo Industries Turbomachinery
                                         Inc. and     Business    Pro Forma     Pro Forma
                                        Subsidiaries   Segment    Adjustments  Consolidated

NET SALES                                  641,709     (147,526)           0      494,183
Cost of Products sold                      458,769     (109,101)           0      349,668
                         GROSS PROFIT      182,940      (38,425)           0      144,515

Selling, General and Administrative
  Expenses                                 135,002      (28,936)       2,437 a    108,503
Research and Development                    11,332       (2,109)           0        9,223
Unusual Items                               17,726       (2,025)           0       15,701

               INCOME FROM OPERATIONS       18,880       (5,355)      (2,437)      11,088

Interest Expense, Net                       45,579            0      (10,789)b     34,790
Other (Income) Expense - Net                  (172)        (433)           0         (605)
Equity in Income of Unconsolidated
  Companies                                 (2,550)       2,781            0          231

      LOSS FROM CONTINUING OPERATIONS
              BEFORE INCOME TAXES AND
                    MINORITY INTEREST      (23,977)      (7,703)       8,352      (23,328)

Income Taxes                                15,000       (1,400)           0       13,600
Minority Interest                              164            0            0          164

NET LOSS FROM CONTINUING OPERATIONS        (39,141)      (6,303)       8,352      (37,092)


EARNINGS PER SHARE:
  Net Loss From Continuing Operations       ($2.32)      ($0.37)       $0.49       ($2.20)

Weighted Average Number of Shares
  Outstanding                               16,891       16,891       16,891       16,891


a  Represents an adjustment for general corporate overhead expense included in the results of the Turbomachinery business operations.
b  Interest savings calculated for the twelve months ended December 31, 1993, based on Imo Industries Inc.'s revised debt as of the date of the transaction.



(c)   Exhibits:

	The following exhibits are being filed with this report:

      Exhibit No.                Description


       	99.1            Press Release dated January 6, 1995
                        by Imo Industries Inc.

       	99.2            Press Release dated January 17, 1995
                        by Imo Industries Inc.





                  			       SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                            Imo Industries Inc.
                                               (Registrant)



Date:  January 31, 1995                By:  /s/ WILLIAM M. BROWN
                                             William M. Brown
                                             Executive Vice President
                                             and Chief Financial Officer